Exhibit (c)(41)

Confidential PROJECT BRONCO CONFIDENTIAL DISCUSSION MATERIALS March 22, 2018 Project Bronco |

Confidential TABLE OF CONTENTS CONFIDENTIAL DISCUSSION MATERIALS Summary Observations AR Share Performance in Context AR’s Key Performance Drivers Antero Family Structural Issues Key Themes and Potential Strategies Appendix A. Detailed E&P Company Statistics B. Selected Return of Capital Strategies by E&Ps C. Project Bronco Working Group Information 1 2 3 4 5 Page 1 Project Bronco |

Confidential SUMMARY OBSERVATIONS Project Bronco |

Confidential SUMMARY OBSERVATIONS AR’s position relative to key investment themes in the E&P sector have led to its underperformance KEY E&P INVESTMENT THEMES ANTERO POSITION 1 majority of the broader E&P sector since 2014 “liability” because they mandate substantial drilling activity and 2 ANTERO SPECIFIC THEMES COMMENTARY Page 2 Project Bronco |  Perception of a conflict of interest between AR/AMGP/AM and management’s respective ownership positions  AMGP generated substantial cash flow and equity value as a result of AR’s prolific drilling activity  Midstream fees reduce AR’s ROCE  Investor frustration with consolidated financial reporting  Consolidated AR and AM financials make it difficult for investors to truly isolate AR’s value  Persistent negative sentiment toward natural gas: — Natural gas supply/demand fundamentals and associated strip prices remain weak  Antero is a single-basin, natural gas and NGLs focused-producer  Natural gas weighted companies have underperformed the  Investor emphasis on growth with capital discipline: — Focus on spending within operating cash flow — Reduction of debt and prudent leverage metrics  AR’s Firm Transportation commitments are increasingly viewed as a production growth — Cumulative cash flow outspend since 2014 of $3.0 bn — Leverage levels of nearly 4.0x leading into the broader downturn in the sector  Efficiency and productivity gains: — Focus on drilling efficiencies, longer laterals, higher margins AR is a market leader in drilling efficiencies and maximizing the return profile of its development program

Confidential AR SHARE PERFORMANCE IN CONTEXT Project Bronco |

Confidential STOCK PERFORMANCE ACROSS THE E&P LANDSCAPE Gas-weighted indexes have under performed the broader sector STOCK PERFORMANCE SINCE 2014 STOCK PERFORMANCE SINCE 2016 Source: S&P Capital IQ as of most recent filings. Market prices as of March 16, 2018. Large Cap index includes: APA, APC, CLR, DVN, EOG, HES, MRO, NBL and OXY. Mid Cap index includes: CRZO, NFX, PDCE ,QEP, SM, WPX and WRD. Permian index includes: CDEV, CPE, CXO, EGN, FANG, JAG, LPI, MTDR, PE, PXD, RSPP and XEC. Bakken index includes: OAS and WLL. Niobrara index includes: BCEI, HPR, SRCI and XOG. Gas-weighted index includes: AR, CNX, COG, EQT, GPOR, RRC and SWN. Page 3 Project Bronco | Permian 5.3% Permian 40.9% Large Cap E&PLarge Cap E&P 13.9% (30.3%) Mid Cap E&P (0.1%) Appalachia (45.5%) Niobrara(0.6%) Mid Cap E&P (48.2%) Appalachia Antero Resources (6.4%) (63.7%) Bakken Niobrara Antero Resources (8.1%) (67.8%) (85.6%) Bakken(40.6%) S&P 500 48.9% WTI 68.3% HHUBS&P 500 WTIHHUB 34.6% (31.2%) 13.7% (36.7%)

Confidential CURRENT VALUATION MULTIPLES ACROSS THE E&P SECTOR Snapshot 2018 and 2019 EV / EBITDA Trading multiples & rankings across the sector EV / CONSENSUS EBITDA MULTIPLES 2019 EV Multiple 2018 EV Multiple Large - Cap Mid - Cap Permian Bakken Niobrara Appalachia 0x 1x 2x 3x 4x 5x 6x 7x 8x 9x 10x 11x Page 4 Source: Capital IQ, Bloomberg and Wall Street consensus estimates. Note: Valuation multiples are not adjusted for non-E&P assets. Project Bronco | Gas-Weighted Resource Plays Oil-Weighted Resource Plays Multi-Basin

Confidential VALUATION MULTIPLES ACROSS THE Selected median trading multiples over the cycle E&P LANDSCAPE Appalachia (3) Large Cap (1) Permian (2) Antero Resources 16.0x Flight-to-quality and the Permian 14.0x 12.0x 10.9x 10.0x 8.0x 6.0x 4.0x 2.0x 0.0x 2014 2015 2016 2017 Current Source: S&P Capital IQ as of most recent filings. Market prices as of March 16, 2018. Note: multiples are unadjusted for non-E&P assets. (1)Large Cap index includes: APA, APC, CLR, DVN, EOG, HES, MRO, NBL and OXY. (2)Permian index includes: CDEV, CPE, CXO, EGN, FANG, JAG, LPI, MTDR, PE, PXD, RSPP and XEC. (3)Gas-weighted index includes: AR, CNX, COG, EQT, GPOR, RRC and SWN. Page 5 Project Bronco | EV / NTM EBITDA 13.9x 13.0x 11.0x 9.9x 11.2x 11.4x 9.8x 10.1x 9.0x 9.7x 8.4x 8.6x 8.6x 5.4x 7.0x 7.1x 7.2x 6.6x 6.0x

Confidential AR VS. CLOSEST APPALACHIAN PEERS Share price performance of AR vs its closest peers SHARE PRICE PERFORMANCE SINCE 2014 SHARE PRICE PERFORMANCE SINCE 2016 96.2% (3.2% (67.8%) (6.4%) Page 6 Project Bronco | Source: S&P Capital IQ as of March 16, 2018. EQT CNX COG 41.3% S&P E&P Index 14.0% ) AR (35.5%) COG (43.8%) EQT (49.6%) S&P E&P Index (59.3%) CNX Antero Resources

Confidential AR VS. CLOSEST APPALACHIAN PEERS Share Price Performance of AR vs. its closest peers (CONT.) AR COG EQT CNX 40% AMGP IPO 20% 0% (20%) 5.5%) (40%) 3.8%) 9.3%) (60%) 7.8%) (80%) (100%) 01/01/14 09/13/14 05/27/15 02/07/16 10/20/16 07/03/17 03/16/18 Source: S&P Capital IQ and Company website as of March 16, 2018. Page 7 Project Bronco | 05/13/14: $856 MM Secondary Offering 03/05/15: $485 MM Follow-On Offering 09/18/15: Water Asset Dropdown 06/09/16: $848 MM Follow-On Offering / SWN Acreage Acquisition 01/29/18: Sailing Stone Letter 11/04/14: AM IPO 05/04/17: (3 (4 (5 (6

Confidential AR VS. CLOSEST APPALACHIAN PEERS (CONT.) Median Trading Multiples Over Time AR has experienced significant multiple erosion relative to its peer group  AR COG EQT CNX 18.0x 16.0x 15.3x 14.0x 12.0x 10.9x 10.4x 10.0x 9.4x 8.0x 7.1x 6.0x 4.0x 2.0x 0.0x 2014 2015 2016 2017 Current Source: S&P Capital IQ as of most recent filings. Market prices as of March 16, 2018. Note: Valuation multiples are not adjusted for non-E&P assets. Page 8 Project Bronco | EV / NTM EBITDA 13.0x 13.0x 11.2x 10.8x 9.8x 10.1x 9.8x 9.0x 8.6x 9.7x 7.1x 7.4x 6.2x6.0x 5.8x

Confidential

AR'S ISOLATED E&P TRADING MULTIPLES VS. PEERS

AR STAND-ALONE E&P ENTERPRISE VALUE

($ in billions)


$11.2
($2.6)
($1.2)
$7.9
$3.6 (Net Debt)
$4.4 (Equity)
AR Consolidated Enterprise Value
Market Value of AM Units (tax-effected) (1)
AM Net Debt
AR Pure Enterprise Value

IMPLIED E&P TRADING STATISTICS

($ in millions, except per share and acreage data)

	Antero	Cabot Oil & Gas (2)	CNX	EQT
EV / 2018 E&P EBITDA [3]	5.0x	9.4x	6.2x	5.7x
EV / Mcfe/d [4]	$2,947	$6,634	$3,489	$4,025
EV / Proved Mcfe [4]	$0.39	$1.14	$0.61	$0.59
EV / PDP Mcfe [4]	$0.80	$1.81	$1.04	$1.10
EV / PV-10%	0.9x	2.4x	1.5x	1.5x
No. of Remaining Locations	3,295	3,000	4,517	3,190
2018 - 2021 Prod. Growth [5]	16.3%	15.2%	6.6%	10.6%
Net Debt / LTM EBITDA	3.2x	1.0x	3.0x	2.8x
CFPS Growth 2018 - 2021 [6]	17.4%	23.3%	17.9%	27.3%
Dividend Yield	NA	1.0%	NA	0.2%

Source: SEC filings and S&P Capital IQ as of March 16, 2018.
(1) Value of AM units, tax effected at 20%.
(2) Pro forma COG's $765 million sale of Eagle Ford assets announced in December 2017.
(3) Company guidance and Wall Street Research estimates.
(4) Baird utilized the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(5) Wall Street Research estimates.
(6) Based on consolidated projected results per Wall Street estimates.

Project Bronco | Page 9

Confidential AR’S KEY PERFORMANCE DRIVERS Project Bronco |

Confidential AR KEY PERFORMANCE DRIVERS Significant firm transportation commitments have been a factor in AR’s prolific drilling pace FIRM TRANSPORTATION – NEXT 5 YEARS AVERAGE DAILY VOLUME COMMITMENTS Next 5 Yea rs FT Commitments (M mbtu/d) 1,060 $6.00 Natural Gas ($ / mmbtu) 959 832 $5.00 $4.00 $3.00 $2.00 $1.00 2013 2014 2015 2016 2017 FIRM TRANSPORTATION – NEXT 5 YEARS CUMULATIVE $ VALUE COMMITMENTS Next 5 Yea rs FT Oblig ations 64% 63% 70% 60% 50% 40% 30% 20% 10% 0% 63% 60% $4,290 2013 2014 2015 2016 2017 Source: Antero filings and Bloomberg. (1) Total financial obligations, including debt maturities. Page 10 Project Bronco | % of Total Contractual Oblig atio ns (1) $4,836$5,177 $3,515 27% $759 766 338

Confidential AR KEY PERFORMANCE DRIVERS (CONT.) Prolific drilling precipitated cash flow outspend and increased leverage AR E&P FREE CASH FLOW (1) AR E&P DEBT & LEVERAGE ($ in millions ($ in millions) E&P Debt Debt / E&P EBITDA ($2.9 B) cumulative cash flow outspend since 2014  5.0x 3.9x 2014 2015 2016 2017 4.0x 3.2x 3.0x 3.0x 2.0x 1.0x 0.0x Current (2) ~($1,500) 2014 2015 2016 2017 PRODUCTION & GROWTH AR CONSOLIDATED DEBT & LEVERAGE Prod. Growth Production (MM cfe/d) Debt-Adj. Prod. Growth AR E& P D ebt AM Debt Debt / EBITDA 5.0x 2,253 100% 4.0x 80% 3.0x 60% 2.0x 40% 1.0x 20% 0% 0.0x 20_14 2015 2016 2017 2014 2015 2016 2017 Current Source: AR SEC filings. (1)Source: January 2018 Analyst Day presentation. (2)Represents current E&P debt / run-rate E&P EBITDA. Page 11 Project Bronco | 1,847 82% 1,0 1,493 69% 7 3-Yr (2017-202E) 48% CAGR: 31% 24% 22% 16% 12% 11% $4,800 $4,800 $4,669$4,704 3.3x 2.7x 3.7x $4,363 3.8x 3.1x ~($350) ~($300) ~($750) 2.5x $4,248 3.8x $4,049 $3,854 $3,604 $3,604

Confidential AR KEY PERFORMANCE DRIVERS (CONT.) What did COG (top Appalachia performer) do well that AR did not: AR vs COG along key metrics E&P FREE CASH FLOW E&P LEVERAGE ($ in millions) COG AR COG AR $155 $57 2.7x ($1,500) Current (1) 2014 2015 2016 2017 2014 2015 2016 2017 PRODUCTION GROWTH DEBT-ADJUSTED PRODUCTION GROWTH / SHARE COG AR COG AR 82% 69% 11% 9% (4%) 2014 2015 2016 2017 2014 2015 2016 2017 Source: AR and COG SEC filings. (1)Represents current E&P debt / run-rate E&P EBITDA. Pro forma COG’s $765 million sale of Eagle Ford assets announced in December 2017. Page 12 Project Bronco | 27% 16% 12% 11% 29% 48% 13% 24% 22% 4% 9% 3.9x 3.8x 2.5x 1.2x 2.5x 3.0x 3.2x 1.4x 0.8x ($246) ($286) ($350) ($300) ($750)

Confidential AR KEY PERFORMANCE DRIVERS (CONT.) Activity levels amidst a tepid commodity price environment NATURAL GAS PRICES (Rolling 12-Month Strip) NATURAL GAS INVENTORY LEVELS ($/Mmbtu) (Bcf) $6.00 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0 $5.00 $4.00 $3.00 $2.00 $1.00 01/01/14 11/01/14 09/01/15 07/01/16 05/01/17 03/02/18 1 4 7 10 13 16 19 22 25 PROPANE INVENTORY LEVELS 28 31 34 37 40 43 46 49 52 REPRESENTATIVE NGL PRICES ($/gallon) (millions of barrels) Ethane Butane Propane Natural Gasoline 120 $6.00 100 $5.00 80 $4.00 60 $3.00 $2.87 40 $2.00 20 $1.00 $0.75 $0.71 $0.24 $0.00 0 0 1_/_0 1_/_1 4 11/01/14 09/01/15 07/01/16 05/01/17 03/02/18 1 4 7 10 13 16 19 22 25 28 31 34 37 40 43 46 49 52 Page 13 Project Bronco | Source: Bloomberg and EIA. 2013 - 2 017 M in / Max 2014 2015 2016 2017 2018 2013 - 2 017 M in / Max 2014 2015 2016 2017 2018

Confidential AR’S INCREASED TRANSPARENCY IN FINANCIAL REPORTING Until recent changes, a lack of transparency around stand-alone E&P performance has caused confusion in understanding the AR story NEW DISCLOSURES AS OF Q3/Q4 2017 EXAMPLE FROM YEAR-END 2017 EARNINGS RELEASE Stand-alone E&P EBITDAX Stand-alone E&P adjusted net income Reconciliation of stand-alone E&P adjusted EBITDAX and EBITDAX margin Stand-alone E&P Adjusted Operating Cash Flow Stand-alone E&P net debt and liquidity      2017 10-K For the year ended December 31, 2017, we generated consolidated cash flow from operations of $2.0 billion, consolidated net income of $615 million, Adjusted EBITDAX of $1.5 billion, and Stand-Alone E&P Adjusted EBITDAX of $1.2 billion. This compares to consolidated cash flow from operations of $1.2 billion, a consolidated net loss of $849 million, Adjusted EBITDAX of $1.5 billion, and Stand-Alone E&P Adjusted EBITDAX of $1.4 billion for the year ended December 31, 2016. vs. 2016 10-K For the year ended December 31, 2016, we generated consolidated cash flow from operations of $1.24 billion, a consolidated net loss of $849 million, and Adjusted EBITDAX of $1.54 billion. This compares to consolidated cash flow from operations of $1.02 billion, consolidated net income of $941 million, and Adjusted EBITDAX of $1.22 billion for the year ended December 31, 2015. Page 14 Project Bronco | Source: AR SEC filings. New disclosure for 2017

Confidential ANTERO FAMILY STRUCTURAL ISSUES Project Bronco |

Confidential ANTERO FAMILY STRUCTURAL ISSUES Lack of continuity in the sponsor / GP / LP value creation cycle has magnified AR’s issues SPONSOR / GP / LP VALUE CHAIN NOTABLE SPONSOR RELATIONSHIPS Ownership of IDRs Company Partnership Pre-GP IPO Post-GP IPO 0% 0% 100% 82% 100% 91% 100% NA 100% NA 100% NA 100% (1) NA 100% NA 100% NA 90% NA 100% NA 100% NA 100% NA Source: SEC filings. (1)Hess Corp. and Global Infrastructure partners are 50/50 joint venture owners in Hess Infrastructure Partners, which owns the IDRs of Hess Midstream Partners. Page 15 Project Bronco | Value Creation E&P GP MLP Antero Structure Typical Sponsor / GP / LP

Confidential ANTERO FAMILY STRUCTURAL ISSUES (CONT.) FREE CASH FLOW BY ENTITY VALUATION CREATION COMPARISON ($ in millions) Equity market value changes since 1/2014  AR’s significant drilling capital through 2017 (and consequential cash flow outspend) ultimately drove substantial IDR cash flow at the GP IDR cash flow growth led to an $875 MM IPO, at an implied $4 billion valuation with proceeds exclusively going to the sponsor group  $8.0  $4.0 AR AM DCF AMGP IDRs $0.0 $1,000 ($4.0) $500 ($8.0) $144 $53 $0 ($12.0) AMGP IPO (1) ($500) ($ in millions) IPO Date 05/03/17 ($1,000) Total Equity Valuation @ IPO $4,375 IPO Proceeds $875 ($1,500) IPO Yield (2) 0.79% ($2,000) IDR Cash Flow Multiple (2) 126.5x 2014 2015 2016 2017 2018E Source: AR and AM SEC filings. (1)All offering data excludes underwriters' overallotment option. (2)Based on AM’s Q2 2017E distribution, annualized, calculated according to midpoint of management’s public guidance as disclosed in AMGP’s S-1. Page 16 Project Bronco | Proceeds to AR$0 AR Retained Ownership0% -yr IDR CAGR: 384% 3 $600 $353 $421 $70 $0 $192 $17 $1 ($350) ($300) ($750) ($1,500) +$5.0 billion +$3.1 billion ($10.2 billion)

Confidential

BAIRD

ANTERO FAMILY STRUCTURAL ISSUES (CONT.)

Individual management ownership stakes further complicated the situation

AR TOP 10 HOLDERS

($ in millions)

Current

1	Warburg Pincus	$951
2	SailingStone	713
3	The Baupost Group, LLC	504
4	The Vanguard Group, Inc.	388
5	**Rady, Paul M.**	**330**
11	**Warren Jr., Glen C.**	**203**

9/30/2017

1	Warburg Pincus	$1,129
2	SailingStone	690
3	The Baupost Group, LLC	476
4	The Vanguard Group, Inc.	372
5	**Rady, Paul M.**	**320**
10	**Warren Jr., Glen C.**	**205**

6/30/2017

1	Warburg Pincus	$1,226
2	SailingStone	585
3	The Baupost Group, LLC	458
4	The Vanguard Group, Inc.	384
5	**Rady, Paul M.**	**348**
9	**Warren Jr., Glen C.**	**222**

3/31/2017

1	Warburg Pincus	$1,294
2	SailingStone	580
3	The Vanguard Group, Inc.	380
4	Yorktown Partners, LLC.	360
5	**Rady, Paul M.**	**355**
9	**Warren Jr., Glen C.**	**229**

12/31/2016

1	Warburg Pincus	$1,341
2	SailingStone	588
3	The Vanguard Group, Inc.	376
4	Yorktown Partners, LLC.	374
5	**Rady, Paul M.**	**368**
9	**Warren Jr., Glen C.**	**237**

AMGP TOP 10 HOLDERS

Current

1	Warburg Pincus	$926
2	**Rady, Paul M.**	**336**
3	Yorktown Partners, LLC.	261
4	**Warren Jr., Glen C.**	**185**
5	OppenheimerFunds, Inc.	123

9/30/2017

1	Warburg Pincus	$1,128
2	**Rady, Paul M.**	**441**
3	**Warren Jr., Glen C.**	**306**
4	Yorktown Partners, LLC.	239
5	OppenheimerFunds, Inc.	124

6/30/2017

1	Warburg Pincus	$1,211
2	**Rady, Paul M.**	**474**
3	**Warren Jr., Glen C.**	**328**
4	Yorktown Partners, LLC.	257
5	OppenheimerFunds, Inc.	132

3/31/2017

1		
2		
3		
4		
5		

12/31/2016

1		
2		
3		
4		
5		

AM TOP 10 HOLDERS

Current

1	AR Investments	$2,619
2	Tortoise Capital	275
3	Goldman Sachs AM	246
4	ALPS Advisers, Inc.	193
49	**Rady, Paul M.**	**4**
57	**Warren Jr., Glen C.**	**3**

9/30/2017

1	AR Investment	$3,117
2	Tortoise Capital	326
3	Goldman Sachs AM	270
4	ALPS Advisers, Inc.	199
43	**Rady, Paul M.**	**6**
50	**Warren Jr., Glen C.**	**4**

6/30/2017

1	AR Investment	$3,612
2	Goldman Sachs AM	296
3	Tortoise Capital	295
4	ALPS Advisers, Inc.	187
39	**Rady, Paul M.**	**6**
44	**Warren Jr., Glen C.**	**4**

3/31/2017

1	AR Investment	$3,610
2	Goldman Sachs AM	314
3	Tortoise Capital	288
4	ALPS Advisers, Inc.	180
45	**Rady, Paul M.**	**4**
56	**Warren Jr., Glen C.**	**3**

12/31/2016

1	AR Investment	$3,362
2	Goldman Sachs AM	300
3	Tortoise Capital	261
4	Neuberger Berman	160
46	**Rady, Paul M.**	**3**
53	**Warren Jr., Glen C.**	**2**

Source: S&P Capital IQ as of most recent filings at each specified date. Current market prices as of March 16, 2018.
Note: Value represented as common stock equivalent shares held multiplied by the stock price at the specified date. Excludes the value of stock options.
(1) Represents a change of +616,976 shares since December 31, 2016.
(2) Represents a change of (55,356) shares since December 31, 2016

Project Bronco | Page 17

Confidential KEY THEMES AND POTENTIAL STRATEGIES Project Bronco |

Confidential

KEY THEMES AND POTENTIAL STRATEGIES TO ADDRESS

Key Themes Underlying AR's Improvement Plan

Increasing Scope

Potential Actions	Prudent FCF Deployment: De-Lever	Prudent FCF Deployment: Return Capital	Alignment of Interests	Simplify Reporting / Highlight AR Value
Dividend Payment	✗	✓	Neutral	Neutral
AR Share Buy-Back Program	✗	✓	Neutral	Neutral
Acceleration of Water Payment	✓	✓	Neutral	Neutral
AR Sale of AM Units	✓	✓	✗	✓
Convert AR's AM units into AMGP	✗	Possible	✓	✗
Forced Sales by Mgmt or Mgmt Changes	✗	✗	✓	✗
AMGP – AM Merger	Possible	Possible	✓	✓
Midstream HoldCo Spin-Out	✗	✓	✗	✓
AR – AMGP Merger	Possible	✗	✓	✗

Project Bronco | Page 18

Confidential APPENDIX Project Bronco |

Detailed E&P Company Statistics

Confidential VALUATION SUMMARY BY BASIN Multi-Basin: Large Cap 4% 7.4x 6.4x 1.5x Mid Cap 17% 5.0x 4.0x 1.5x Permian 34% 8.1x 6.2x 1.0x Bakken 17% 4.7x 4.1x 2.2x Niobrara 58% 4.3x 3.0x 1.0x Gas Weighted 9% 6.0x 5.4x 2.1x Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018. Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings. (1) Wall Street consensus estimates. Page 19 Project Bronco | 20%6.1x5.2x2.4x Overall Median17%5.5x4.8x1.5x Net Debt / 2018E EBITDA (1) Total Enterprise Value / 2018E2019E EBITDA (1)EBITDA (1) '17E - '18E Prod. Growth (1)

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS

Select Gas Weighted Operators

($ in millions, except per share data)

	Market Data							Operational Metrics (1)							
	Share Price 03/16/18	% of 52-Week High	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Current Prod. (Mmcfe/d) (2)	2018E Prod. (Mmcfe/d) (2)	'17 - '18E Prod. Growth (2)	2018E Prod. % Gas	Proved Reserves Bcfe	Proved Reserves % PDP	Proved Reserves % Gas	2017E R/P Ratio (Years)
Gas Weighted-Focused															
Cabot Oil & Gas Corporation	$24.99	85%	$11,515	$277	$11,792	$1,257	$1,701	1,813	2,145	6%	89%	10,368	63%	90%	14.0
CNX	15.50	86%	3,468	1,738	5,206	886	997	1,378	1,517	28%	85%	7,836	59%	91%	18.1
EQT	50.45	74%	13,343	7,184	25,622	3,613	4,135	3,267	4,397	(12%)	69%	22,280	53%	89%	12.2
Gulfport	10.25	58%	1,877	1,939	3,816	901	932	1,401	1,423	17%	79%	5,824	36%	83%	13.1
Range Resources	15.11	50%	3,755	4,108	7,864	1,269	1,397	2,635	2,694	11%	56%	18,165	55%	57%	20.6
swn	4.46	50%	2,618	3,475	6,093	1,360	1,406	2,815	2,795	6%	83%	17,021	50%	65%	17.6
Median		74%	$3,612	$2,707	$6,093	$1,263	$1,402	2,224	2,419	9%	81%	13,695	54%	86%	15.8
Antero	$20.40	86%	$6,457	$4,772	$11,956	$1,959	$2,319	2,696	3,119	20%	62%	20,417	49%	54%	21.5

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 20

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Select Gas Weighted Operators

($ in millions, except per share data)

	Market Data						Financial / Valuation Metrics (1)					
							Total Enterprise Value /					
Gas Weighted-Focused	Share Price 03/16/18	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Proved Reserves ($/Mcfe) (2)	Current Prod. ($/Mcfe/d) (2)	2018E Prod. ($/Mcfe/d) (2)	2018E EBITDA (2)	2019E EBITDA (2)	Net Debt / 2018E EBITDA (2)
Cabot Oil & Gas Corporation	$24.99	$11,515	$277	$11,792	$1,257	$1,701	$1.14	$6,505	$5,498	9.4x	6.9x	0.2x
CNX	15.50	3,468	1,738	5,206	886	997	0.66	3,778	3,433	5.9x	5.2x	2.0x
EQT	50.45	13,343	7,184	25,622	3,613	4,135	1.15	7,842	5,827	7.1x	6.2x	2.0x
Gulfport	10.25	1,877	1,939	3,816	901	932	0.66	2,724	2,682	4.2x	4.1x	2.2x
Range Resources	15.11	3,755	4,108	7,864	1,269	1,397	0.43	2,985	2,919	6.2x	5.6x	3.2x
SWN	4.46	2,618	3,475	6,093	1,360	1,406	0.00	2,165	2,180	4.5x	4.3x	2.6x
Median		$3,612	$2,707	$6,093	$1,263	$1,402	$0.66	$3,381	$3,176	6.0x	5.4x	2.1x
Antero	$20.40	$6,457	$4,772	$11,956	$1,959	$2,319	$0.59	$4,434	$3,833	6.1x	5.2x	2.4x

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 21

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Multi-Basin Operators – Large Cap

($ in millions, except per share data)

	Market Data							Operational Metrics (1)							
												Proved Reserves			
	Share Price 03/16/18	% of 52-Week High	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Current Prod. (Mmcfe/d) (2)	2018E Prod. (Mmcfe/d) (2)	'17 - '18E Prod. Growth (2)	2018E Prod. % Gas	Bcfe	% PDP	% Gas	2017E R/P Ratio (Years)
Multi-Basin - Large Cap															
Anadarko Petroleum Corporation	$58.53	91%	$31,166	$10,736	$44,996	$7,216	$7,842	8,300	8,678	4.3%	16%	16,871	77%	19%	5.6
Apache	36.14	66%	13,786	6,816	21,977	4,180	4,142	5,575	5,799	2%	17%	14,321	88%	16%	6.9
Continental	53.07	90%	19,913	6,310	26,222	3,547	4,018	3,655	3,811	26%	20%	15,357	47%	27%	13.9
devon	31.96	71%	16,814	7,180	28,844	3,904	4,488	6,408	6,623	4%	19%	22,043	73%	27%	9.4
eog resources	100.45	84%	58,124	5,553	63,677	7,146	8,365	8,482	9,155	18%	14%	31,646	51%	13%	11.2
HESS	48.98	88%	15,431	2,050	18,785	1,942	2,448	3,820	3,037	(20%)	14%	14,970	61%	13%	10.8
Marathon Oil Corporation	15.12	77%	12,848	4,481	17,329	3,363	3,644	5,052	4,948	12%	19%	15,500	54%	14%	9.6
noble energy	29.40	82%	14,315	4,982	19,980	2,947	3,397	4,092	3,874	(3%)	28%	16,770	47%	43%	11.5
OXY	64.45	83%	49,314	8,156	57,470	7,436	8,060	8,528	9,002	9%	10%	34,237	74%	11%	11.3
Median		83%	$16,814	$6,310	$26,222	$3,904	$4,142	5,575	5,799	4%	17%	16,770	61%	16%	10.8

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 22

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Multi-Basin Operators – Large Cap

($ in millions, except per share data)

	Market Data						Financial / Valuation Metrics (1)					
							Total Enterprise Value /					
	Share Price 03/16/18	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Proved Reserves ($/Mcfe) (2)	Current Prod. ($/Mcfe/d) (2)	2018E Prod. ($/Mcfe/d) (2)	2018E EBITDA (2)	2019E EBITDA (2)	Net Debt / 2018E EBITDA (2)
Multi-Basin - Large Cap												
Anadarko	$58.53	$31,166	$10,736	$44,996	$7,216	$7,842	$2.67	$5,421	$5,185	6.2x	5.7x	1.5x
Apache	36.14	13,786	6,816	21,977	4,180	4,142	1.53	3,942	3,790	5.3x	5.3x	1.6x
Continental	53.07	19,913	6,310	26,222	3,547	4,018	1.71	7,175	6,881	7.4x	6.5x	1.8x
devon	31.96	16,814	7,180	28,844	3,904	4,488	1.31	4,502	4,355	7.4x	6.4x	1.8x
eog resources	100.45	58,124	5,553	63,677	7,146	8,365	2.01	7,507	6,955	8.9x	7.6x	0.8x
HESS	48.98	15,431	2,050	18,785	1,942	2,448	1.25	4,918	6,186	9.7x	7.7x	1.1x
Marathon Oil	15.12	12,848	4,481	17,329	3,363	3,644	1.12	3,431	3,503	5.2x	4.8x	1.3x
noble energy	29.40	14,315	4,982	19,980	2,947	3,397	1.19	4,883	5,158	6.8x	5.9x	1.7x
OXY	64.45	49,314	8,156	57,470	7,436	8,060	1.68	6,739	6,384	7.7x	7.1x	1.1x
	Median (3)	$16,814	$6,310	$26,222	$3,904	$4,142	$1.53	$4,918	$5,185	7.4x	6.4x	1.5x

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

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Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Multi-Basin Operators – Mid and Small Cap

($ in millions, except per share data)

	Market Data							Operational Metrics (1)							
												Proved Reserves			
	Share Price 03/16/18	% of 52-Week High	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Current Prod. (Mmcfe/d) (2)	2018E Prod. (Mmcfe/d) (2)	'17 - '18E Prod. Growth (2)	2018E Prod. % Gas	Bcfe	% PDP	% Gas	2017E R/P Ratio (Years)
Multi-Basin - Mid Cap															
Carrizo	$15.63	52%	$1,273	$1,235	$2,722	$660	$821	862	853	16%	11%	3,560	41%	9%	13.3
Newfield	24.27	65%	4,847	2,108	6,955	1,393	1,684	1,890	2,096	17%	20%	7,362	57%	23%	11.3
PDC Energy	53.29	81%	3,515	1,093	4,609	856	1,156	1,085	1,280	30%	20%	4,740	32%	24%	13.2
QEP Resources	9.24	68%	2,227	2,241	4,467	834	1,024	1,492	1,545	1%	30%	7,973	37%	22%	14.2
SM Energy	17.91	64%	2,000	2,095	4,095	845	1,197	1,219	1,394	13%	28%	4,820	43%	27%	10.7
WildHorse	16.86	79%	1,708	581	2,734	607	762	615	691	71%	13%	6,136	24%	11%	41.7
WPX Energy	13.92	87%	5,543	1,666	7,441	1,106	1,479	1,694	1,720	23%	15%	5,853	50%	10%	11.5
Median		68%	$2,227	$1,666	$4,467	$845	$1,156	1,219	1,394	17%	20%	5,853	41%	22%	13.2

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 24

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Multi-Basin Operators – Mid and Small Cap

($ in millions, except per share data)

	Market Data						Financial / Valuation Metrics (1)					
							Total Enterprise Value /					
	Share Price 03/16/18	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Proved Reserves ($/Mcfe) (2)	Current Prod. ($/Mcfe/d) (2)	2018E Prod. ($/Mcfe/d) (2)	2018E EBITDA (2)	2019E EBITDA (2)	Net Debt / 2018E EBITDA (2)
Multi-Basin - Mid Cap												
Carrizo	$15.63	$1,273	$1,235	$2,722	$660	$821	$0.76	$3,158	$3,193	4.1x	3.3x	1.9x
Newfield	24.27	4,847	2,108	6,955	1,393	1,684	0.94	3,680	3,319	5.0x	4.1x	1.5x
PDC Energy	53.29	3,515	1,093	4,609	856	1,156	0.97	4,247	3,600	5.4x	4.0x	1.3x
QEP Resources	9.24	2,227	2,241	4,467	834	1,024	0.56	2,994	2,891	5.4x	4.4x	2.7x
SM Energy	17.91	2,000	2,095	4,095	845	1,197	0.85	3,360	2,938	4.8x	3.4x	2.5x
WildHorse	16.86	1,708	581	2,734	607	762	0.45	4,444	3,955	4.5x	3.6x	1.0x
WPX Energy	13.92	5,543	1,666	7,441	1,106	1,479	1.27	4,393	4,327	6.7x	5.0x	1.5x
Median		$2,227	$1,666	$4,467	$845	$1,156	$0.85	$3,680	$3,319	5.0x	4.0x	1.5x

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 25

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Select Permian-focused Operators

($ in millions, except per share data)

	Market Data							Operational Metrics (1)							
												Proved Reserves			
	Share Price 03/16/18	% of 52-Week High	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Current Prod. (Mmcfe/d) (2)	2018E Prod. (Mmcfe/d) (2)	'17 - '18E Prod. Growth (2)	2018E Prod. % Gas	Bcfe	% PDP	% Gas	2017E R/P Ratio (Years)
Permian-Focused															
Centennial	$18.22	82%	$5,029	$219	$5,418	$633	$901	598	802	93%	12%	2,365	41%	14%	15.6
Callon Petroleum Company	11.76		2,375	592	2,967	414	563	400	471	40%	9%	2,053	49%	9%	16.7
Cimarex	92.48	71%	8,826	1,086	9,913	1,575	1,845	2,052	2,274	18%	27%	5,356	83%	30%	7.6
Concho	148.49	91%	22,135	2,527	24,662	2,271	2,760	2,760	3,047	22%	17%	10,792	69%	19%	11.8
Diamondback Energy	125.51	93%	12,321	1,365	14,013	1,463	1,907	1,383	1,690	44%	5%	4,844	61%	6%	11.3
Energen	57.32	95%	5,583	782	6,366	995	1,276	1,303	1,334	34%	9%	5,869	57%	10%	16.1
Jagged Peak Energy	12.41	75%	2,642	31	2,674	427	600	337	519	93%	4%	587	39%	3%	6.0
Laredo Petroleum, Inc.	8.53	56%	2,069	680	2,749	584	660	725	773	11%	14%	2,394	88%	17%	9.4
Matador	28.87	85%	3,154	478	3,733	465	571	546	591	25%	22%	1,914	44%	21%	11.1
Parsley Energy	26.57	80%	8,417	1,571	11,156	1,206	1,688	1,130	1,461	53%	7%	5,612	49%	8%	16.1
Pioneer Natural Resources	169.34	88%	28,839	1,836	30,680	3,288	3,979	4,068	4,334	21%	10%	12,044	92%	15%	9.2
RSP Permian	39.05	90%	6,226	1,471	7,697	936	1,212	913	1,102	35%	5%	5,441	42%	5%	18.2
Median		85%	$5,905	$934	$7,031	$966	$1,244	1,021	1,218	34%	9%	5,100	53%	12%	11.6

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 26

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Select Permian-focused Operators

($ in millions, except per share data)

	Market Data						Financial / Valuation Metrics (1)					
							Total Enterprise Value /					
	Share Price 03/16/18	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Proved Reserves ($/Mcfe) (2)	Current Prod. ($/Mcfe/d) (2)	2018E Prod. ($/Mcfe/d) (2)	2018E EBITDA (2)	2019E EBITDA (2)	Net Debt / 2018E EBITDA (2)
Permian-Focused												
Centennial	$18.22	$5,029	$219	$5,418	$633	$901	$2.29	$9,053	$6,753	8.6x	6.0x	0.3x
Callon Petroleum Company	11.76	2,375	592	2,967	414	563	1.45	7,426	6,297	7.2x	5.3x	1.4x
Cimarex	92.48	8,826	1,086	9,913	1,575	1,845	1.85	4,830	4,358	6.3x	5.4x	0.7x
Concho	148.49	22,135	2,527	24,662	2,271	2,760	2.29	8,937	8,094	10.9x	8.9x	1.1x
Diamondback Energy	125.51	12,321	1,365	14,013	1,463	1,907	2.89	10,129	8,290	9.6x	7.3x	0.9x
Energen	57.32	5,583	782	6,366	995	1,276	1.08	4,884	4,772	6.4x	5.0x	0.8x
Jagged Peak Energy	12.41	2,642	31	2,674	427	600	4.56	7,945	5,150	6.3x	4.5x	0.1x
Laredo Petroleum, Inc.	8.53	2,069	680	2,749	584	660	1.15	3,789	3,555	4.7x	4.2x	1.2x
Matador	28.87	3,154	478	3,733	465	571	1.95	6,837	6,317	8.0x	6.5x	1.0x
Parsley Energy	26.57	8,417	1,571	11,156	1,206	1,688	1.99	9,876	7,634	9.2x	6.6x	1.3x
Pioneer Natural Resources	169.34	28,839	1,836	30,680	3,288	3,979	2.55	7,541	7,078	9.3x	7.7x	0.6x
RSP Permian	39.05	6,226	1,471	7,697	936	1,212	1.41	8,430	6,987	8.2x	6.4x	1.6x
Median		$5,905	$934	$7,031	$966	$1,244	$1.97	$7,743	$6,535	8.1x	6.2x	1.0x

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 27

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Bakken and Niobrara-focused Operators

($ in millions, except per share data)

	Market Data							Operational Metrics (1)				Proved Reserves			
	Share Price 03/16/18	% of 52-Week High	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Current Prod. (Mmcfe/d) (2)	2018E Prod. (Mmcfe/d) (2)	'17 - '18E Prod. Growth (2)	2018E Prod. % Gas	Bcfe	% PDP	% Gas	2017E R/P Ratio (Years)
Bakken-Focused															
OASIS	$8.25	54%	$2,620	$2,583	$5,203	$934	$1,180	1,097	1,225	24%	9%	4,460	66%	12%	12.4
	30.66	74%	2,788	1,946	4,734	1,206	1,250	1,845	1,838	10%	7%	7,970	54%	11%	13.0
Median		79%	$2,704	$2,265	$4,969	$1,070	$1,215	1,471	1,532	17%	8%	6,215	60%	11%	12.7
Niobrara-Focused															
HighPoint	$4.82	72%	$1,014	$318	$1,332	$326	$568	312	422	63%	9%	2,645	20%	13%	28.1
BONANZA CREEK	27.47	68%	562	(13)	549	130	192	192	235	17%	13%	1,284	51%	12%	17.5
EXTRACTION	12.80	67%	2,211	947	3,316	774	1,076	820	1,105	72%	14%	3,248	34%	19%	13.9
	9.31	89%	2,251	489	2,740	504	642	709	612	53%	17%	2,334	38%	24%	15.9
Median		70%	$1,613	$404	$2,036	$415	$605	511	517	58%	13%	2,490	36%	16%	16.7

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 28

Confidential

BAIRD

COMPARATIVE COMPANY ANALYSIS (CONT.)

Bakken and Niobrara-focused Operators

($ in millions, except per share data)

	Market Data						Financial / Valuation Metrics (1)					
							Total Enterprise Value /					
	Share Price 03/16/18	Equity Market Cap	Net Debt	Total Enterprise Value	2018E EBITDA (2)	2019E EBITDA (2)	Proved Reserves ($/Mcfe) (2)	Current Prod. ($/Mcfe/d) (2)	2018E Prod. ($/Mcfe/d) (2)	2018E EBITDA (2)	2019E EBITDA (2)	Net Debt / 2018E EBITDA (2)
Bakken-Focused												
OASIS	$8.25	$2,620	$2,583	$5,203	$934	$1,180	$1.17	$4,741	$4,246	5.6x	4.4x	2.8x
	30.66	2,788	1,946	4,734	1,206	1,250	0.59	2,566	2,576	3.9x	3.8x	1.6x
Median		$2,704	$2,265	$4,969	$1,070	$1,215	$0.88	$3,653	$3,411	4.7x	4.1x	2.2x
Niobrara-Focused												
HighPoint	$4.82	$1,014	$318	$1,332	$326	$568	$0.50	$4,266	$3,160	4.1x	2.3x	1.0x
BONANZA CREEK	27.47	562	(13)	549	130	192	0.43	2,861	2,338	4.2x	2.9x	NM
EXTRACTION	12.80	2,211	947	3,316	774	1,076	1.02	4,044	3,002	4.3x	3.1x	1.2x
	9.31	2,251	489	2,740	504	642	1.17	3,864	4,475	5.4x	4.3x	1.0x
Median		$1,613	$404	$2,036	$415	$605	$0.76	$3,954	$3,081	4.3x	3.0x	1.0x

Source: Company filings, S&P Capital IQ and Wall Street Research as of March 16, 2018.
Note: Market data, proved reserves and production data are adjusted pro forma for any capital markets and M&A transactions announced or completed since the most recent filings.
(1) Where applicable, Baird currently utilizes the following conversion ratios for gas and NGLs, respectively: 17.5 to 1 and 2.0 to 1.
(2) Wall Street consensus estimates.

Project Bronco | Page 29

Selected Return of Capital Strategies by E&Ps

Confidential

BAIRD

DIVIDENDS AND BUYBACKS

2018 dividend and buyback announcements

Ticker	Release Date	Dividend Increase	Additional Repurchases	One Week Relative Performance vs. XOP
APC	6-Feb	400% increase to $0.25/share per quarter	$500 mm	5.3%
COP	1-Feb	7.5% increase to $0.285/share per quarter	$500 mm	2.4%
CVX	2-Feb	4.0% increase to $1.12/share per quarter	–	4.5%
ECA	15-Feb	Unchanged	$400 mm	(0.2%)
EOG	27-Feb	10% increase to $0.185/share per quarter	–	(6.9%)
FANG	13-Feb	Initiated $0.125/share per quarter	–	4.2%
LPI	14-Feb	–	$200 mm	5.7%
NBL	15-Feb	–	$750 mm	0.2%
PXD	6-Feb	300% increase to $0.16/share semiannual	$100 mm	4.8%
SU	7-Feb	12.5% increase to C$0.36/share per quarter	C$2,000 mm	(0.4%)

Source: FactSet, company data and Wall Street Research.
Note: Relative performance vs. XOP is for the one-week period following the date of announcement.

Project Bronco | Page 30

Project Bronco Working Group Information

Confidential WORKING GROUP LIST ANTERO RESOURCES SPECIAL COMMITTEE SIDLEY AUSTIN LLP Name Contact Information Name Contact Information Robert Clark Chairman J. Mark Metts Partner (M) (F) (E) 303.717.0665 866.418.1462 rclark@anteroresources.com (O) (M) (E) 713.495.4501 713.822.6659 mmetts@sidley.com Ben Hardesty Asst: Becky Mansfield (O) (M) (H) (E) 304.623.6383 304.641.0212 304.623.3581 bhardesty@anteroresources.com (O) (E) 713.495.7601 rmansfield@sidley.com Kayleigh McNelis Associate (O) (P) (Q) 713.495.4672 512.917.2287 kmcnelis@sidley.com Joyce McConnell (O) (M) (E) 304.293.5701 304.282.1693 jmcconnell@anteroresources.com Page 31 Project Bronco |

Confidential WORKING GROUP LIST (CON’T) BAIRD Name Contact Information Frank Murphy Managing Director, Co-Head – Energy Investment Banking (M) (F) (G) (E) 314.445.6532 314.302.7232 314.445.6535 fmurphy@rwbaird.com Asst: Michelle McCarty (O) (E) 314.445.6534 mrmccarty@rwbaird.com Nick Alfermann Director, Energy Investment Banking (O) (M) (F) (E) 314.445.6531 314.401.1532 314.445.6535 nalfermann@rwbaird.com Asst: Michelle McCarty (O) (E) 314.445.6534 mrmccarty@rwbaird.com Jeff Wertenberger Associate (O) (M) (F) (E) 314.445.6537 314.518.6602 314.445.6535 jwertenberger@rwbaird.com Dom Pica Analyst (O) (M) (F) (E) 314.445.6539 314.540.1317 314.445.6535 dpica@rwbaird.com Blake Weir Analyst (O) (P) (Q) (R) 314.445.6544 612.998.6733 314.445.6535 bweir@rwbaird.com Page 32 Project Bronco |

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